CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 3, 1998 accompanying the financial statements of Van Kampen American Capital Equity Opportunity Trust, Series 50 as of January 31, 1998, and for the period then ended, contained in this Post-Effective Amendment No. 1 to Form S-6.

We consent to the use of the aforementioned report in the Post-
Effective Amendment and to the use of our name as it appears under the caption "Auditors".





                    Grant THORNTON LLP



Chicago, Illinois
May 22, 1998